Exhibit 10.29

CONSULTING AGREEMENT

To:	NEW ENERGY FUND LP
7th Floor
527 Madison Ave
NY, NY 10022

IN CONSIDERATION for the mutual promises and covenants and the terms and conditions set out in Sections 1 through 8 attached, the Global Green Solutions Inc. (herein called the “Company”) hereby offers and the Consultant hereby accepts engagement with the Company upon the terms and conditions set forth herein:

Position:

Consultant to the Company to advise the Company on technologies, competing technologies, industry trends and commercial applications of the Company’s technologies including green steam and vertigro on an as needed basis.

Term of Agreement: Compensation:

This Agreement shall be for a term of 36 months.

As consideration for the services of the Consultant hereunder, the Company shall pay the Consultant an incentive stock option to purchase 300,000 shares from the Company under its incentive stock option plan at a price of US$1.00 per share. The options shall vest quarterly commencing on the date hereof with the first portion being exercisable at any time 30 days after the date of grant.

Executed and delivered by and behalf of the Company at Vancouver, British Columbia, effective 17th day of January, 2007.

GLOBAL GREEN SOLUTIONS INC.

Per: J. DOUGLAS FRATER

=========================================================================================================================================

Accepted, and signed, sealed and delivered by the Consultant at New York, New York, effective 17th day of January, 2007.

MARK COX

NEW ENERGY FUND LP

Consulting Agreement

IN CONSIDERATION for the mutual promises and covenants and the terms and conditions contained in this Agreement, the Company hereby offers and the Consultant hereby accepts engagement with the Company upon the terms and conditions set forth herein.

1.00 Position

1.01

The Consultant shall hold the position indicated on the first page hereof as a part time, if, as and when needed consultant and in such capacity, shall carry out the duties and responsibilities commensurate with that position on a non exclusive basis as such duties are more specifically defined from time to time during the term of this Agreement by the Board of Directors of the Company.

2.00 Terms; Termination of Engagement

2.01

The term of engagement pursuant to this Agreement shall be for the term stated on the first page hereof and thereafter the engagement shall continue until terminated by the Company or the Consultant. Either party may terminate the Consultant's engagement as follows:

a.	the Consultant may terminate his services at any time and for any reason upon thirty days' written notice to the Company;

b.	the Company may terminate the Consultant's services at will on 30 days notice after the expiry of the term; and

c.

the Company may terminate the Consultant's services for cause after reasonable notice of any non-performance has been given by the Company to the Consultant and an opportunity has been afforded to the Consultant to remedy any instance of non-performance. For purposes of the preceding sentence, "cause" shall include dishonesty, fraud, conviction or confession of an indictable offense or of a crime involving moral turpitude, destruction or theft of the Company's property, physical attack resulting in injury to a fellow employee, intoxication at work, use of narcotics or alcohol to an extent which impairs performance of duties, willful malfeasance or gross negligence in the performance of duties, misconduct materially injurious to the Company, or any breach or threatened breach of this Agreement.

2.02        If the Consultant's engagement is terminated, he shall continue to be bound by the terms of Sections 4.00 and 5.00 of this Agreement.

3.00 Compensation

3.01

During the term of this Agreement, the Consultant shall be paid in accordance with the payment provisions on the first page hereof. This compensation may be increased from time to time subject to the approval of the Board of Directors of the Company. In the event this contract is terminated prior to the expiry of the term any portion of the options that are unvested shall expire.

4.00 Covenant Not to Compete

4.01

In consideration for the engagement granted to him under this Agreement, the Consultant agrees that he will not directly or indirectly compete with the Company during the term of his engagement with the Company and for a period of two years from the date on which his engagement with the Company terminates. The said covenant not to compete shall include all geographical areas in which the Company is actively marketing products during the term of engagement or as of the engagement termination date and shall prohibit the following activities:

a.

the design, development, manufacture, production, sale, marketing, solicitation or acceptance of orders with regard to any product, concept, or business line which is directly competitive with any aspect of the business of the Company as conducted as of the termination date, whether or not using any confidential information; or

b.

having anywhere in the world where the Company is actively marketing products or services as of the date of termination of engagement, any business dealings or contacts except those which demonstrably do not relate to or compete with the business or interest of the Company; or

Consulting Agreement

c.

being an employee, employer, consultant, officer, director, partner, trustee or shareholder of more than five percent of the outstanding common stock of any person or entity that does any of the activities referred to in the preceding paragraphs (a) and (b).

The foregoing restrictive covenant shall not be considered to be breached by reason only of the Consultant holding any shares of a corporation where such shares are publicly traded.

5.00 Ownership of Technology; Confidentiality

5.01	Confidential Information

The Consultant recognizes and acknowledges that during the course of his engagement, he will have access to certain information not generally known to the public, relating to the products, sales or business of the Company which may include, without limitation, software, literature, data, programs, customer contact lists, sources of supply, prospects or projections, manufacturing techniques, processes, formulas, research or experimental work, work in process, trade secrets or any other proprietary or confidential matter (collectively, the "Confidential Information"). The Consultant recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of the Company, access to and knowledge of which are essential to the performance of the Consultant's duties. The Consultant acknowledges and agrees that all such Confidential Information, including without limitation that which the Consultant conceives or develops, either alone or with others, at any time during his engagement by the Company, is and shall remain the exclusive property of the Company. The Consultant further recognizes, acknowledges and agrees that, to enable the Company to perform services for its customers or its clients, such customers or clients may furnish to the Company or the Consultant Confidential Information concerning their business affairs, property, methods of operation or other data, that the goodwill afforded to the Company depends on the Company and its employees preserving the confidentiality of such information, and that such information shall be treated as Confidential Information of the Company for all purposes under this Agreement.

5.02      Non-Disclosure

The Consultant agrees that, except as directed by the Company, the Consultant will not at any time, whether during or after his engagement with the Company, use or disclose to any person for any purpose other than for the benefit of the Company any Confidential Information, or permit any person to use, examine and/or make copies of any documents, files, data or other information sources which contain or are derived from Confidential Information, whether prepared by the Consultant or otherwise coming into the Company's possession or control without the prior written permission of the Company.

5.03      Possession

The Consultant agrees that upon request by the Company and in any event upon termination of engagement, the Consultant shall turn over to the Company all Confidential Information in the Consultant's possession or under his control which was created pursuant to, is connected with or derived from the Consultant's services to the Company, or which is related in any manner to the Company's business activities or research and development efforts, whether or not such materials are in the Consultant's possession as of the date of this Agreement.

6.00 Saving Provision

6.01

The Company and the Consultant agree and stipulate that the agreements and covenants not to compete contained in the preceding Sections 4.00 and 5.00, including the scope of the restricted activities described therein and the duration and geographic extent of such restrictions, are fair and reasonably necessary for the protection of Confidential Information, goodwill and other protectable interests, in light of all of te facts and circumstances of the relationship between the Consultant and the Company. In the event a court of competent jurisdiction should decline to enforce any provision of the preceding paragraphs, such paragraphs shall be deemed to be modified to restrict the Consultant’s competition with the Company to the maximum extent, in both time and geography which the court shall find enforceable.

Consulting Agreement

7.00 Injunctive Relief

7.01

The Consultant acknowledges that disclosure of any Confidential Information or breach or threatened breach of any of the non-competition and non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to the Company or clients of the Company which injury would be inadequately compensable in money damages. Accordingly, the Company or where appropriate, a client of the Company, may seek and obtain an injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. The Consultant further acknowledges, agrees and stipulates that, in the event of the termination of engagement with the Company, the Consultant's experience and capabilities are such that the Consultant can obtain engagement in business activities which are of a different and non-competing nature with his activities as an Consultant of the Company and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Consultant from earning a reasonable livelihood. The Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

8.00 General

8.01	This Agreement is made under and subject to the laws of the State of Nevada applicable therein.

8.02

In the event it becomes necessary to enforce this Agreement through legal action, whether or not a suit is actually commenced, the party which obtains substantial success in a legal action shall be entitled to his or actual reasonable attorney's fees and disbursements.

8.03       Any reference in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate. Any reference in this Agreement in the singular shall mean the plural and vice versa, as appropriate.

8.04       There is no verbal or other agreement, which may modify or affect this Agreement.